Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated July 1, 2015 relating to the financial statements of REGENXBIO Inc., which appears in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-206430). We also consent to the reference to us under the heading “Experts” in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-206430).

/s/ PricewaterhouseCoopers LLP

McLean, VA

September 16, 2015